DIAMOND SHAMROCK, INC.

                     SECRETARY'S CERTIFICATE


     I, Jerry D. King, do hereby certify that I am the duly appointed and acting Secretary of Diamond Shamrock, Inc. (the "Corporation"), and do further hereby certify that attached hereto as Exhibit "A" is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation on May 2, 1995, and such resolutions have not been amended, modified, or rescinded.

     WITNESS the seal of the Corporation and my signature on this 19th day of May, 1995.



                              By: /s/ JERRY D. KING
                                      Jerry D. King,
                                      Secretary
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I.   AUTHORIZATION OF SECURITIES

     RESOLVED that in addition to any securities previously authorized by the Board of Directors of the Corporation, the Corporation is hereby authorized to offer and sell from time to time its common stock with associated rights and its preferred stock ("Equity Securities") and its bonds, debentures, notes or similar instruments ("Debt Securities") (Equity Securities and Debt Securities being hereinafter collectively referred to as "Securities"), provided that the amount of additional Securities authorized hereby shall be limited in aggregate principal amount at maturity and/or market value at issuance to not more than $150,000,000;

II.  ISSUANCE OF DEBT SECURITIES

     FURTHER RESOLVED that the Chairman of the Board and any Vice President of the Corporation be, and each of them hereby is, authorized and empowered in his sole discretion, on behalf of the Corporation, to authorize the Corporation to offer and sell one or more issues of Debt Securities from time to time pursuant to public offerings, private placements or other transactions, and in connection with any such issuance to determine:

     (a) the type of Debt Security or Debt Securities and title or titles thereof; provided, however, that without further action by the Board or the Executive Committee thereof no Debt Securities shall be secured or convertible into any equity securities of the Corporation;

     (b) whether the Debt Securities are to be issued as registered securities or bearer securities or both and, if bearer securities are issued, whether coupons will be attached thereto;

     (c) the aggregate principal amount and denominations of the Debt Securities;

     (d) the maturity or maturities of the Debt Securities, which shall not be more than 30 years from the date of issuance;

     (e)  the dates on which or periods during which the Debt
          Securities may be issued, and the dates on which the principal of and interest and premium, if any, on the Debt Securities are or may be payable;

     (f) the price to be received by the Corporation in any public or private offering of the Debt Securities (which may be at a discount from the principal amount of the Debt Securities at their maturity), the offering price and any discount received by, or commission or other remuneration paid to, any underwriters, placement or sales agents or others (collectively, "Sales Agents");

     (g) the interest rate or rates, if any, to be established for the Debt Securities and the yield or yields to maturity to be established for the Debt Securities;

     (h) if the amount of any payments of principal of (and premium, if any) or interest on the Debt Securities may be determined with reference to an index, including without limitation an index based on a currency or currencies other than that in which the Debt Securities are payable, the manner in which such amounts shall be determined;

     (i)  the sinking fund, if any, and related redemption prices;

     (j) the mandatory and optional redemption rights, if any, of the Corporation and of the holders of the Debt Securities and related redemption prices;

     (k)  provisions, if any, for the defeasance of the Debt
          Securities;

     (l) the covenants, if any, of the Corporation relating to any of the Debt Securities;

     (m) any trustee, authenticating or paying agents, warrant agents, transfer agents or registrars for the Debt
          Securities (collectively, the "Fiduciaries"); and

     (n) such other terms, conditions and provisions as the officers of the Corporation or any of them shall deem appropriate; and

     that the officers of the Corporation be, and each of them hereby is, authorized, on behalf of the Corporation, to take any and all such actions and to do, or authorize to be done, all such things that any of them deems necessary or appropriate in connection with any such issuance of Debt Securities;

     FURTHER RESOLVED that the officers of the Corporation be, and each of them hereby is, authorized to execute and deliver, on behalf of the Corporation (and, if any such officer deems it appropriate, under its corporate seal attested by its Secretary or any Assistant Secretary), an indenture or indentures relating to any Debt Securities or the possible future sale thereof, and that each of the Authorized Officers is authorized to execute and deliver, in similar manner, such indentures supplemental thereto as he may approve (each such indenture, as amended by indentures supplemental thereto, and as executed and delivered on behalf of the Corporation, being hereinafter referred to as an "Indenture");

III. ISSUANCE OF EQUITY SECURITIES

     FURTHER RESOLVED that the executive committee of the Board of Directors (the "Executive Committee") be, and it hereby is, authorized and empowered in its discretion to determine the number of shares and the specific terms of Equity Securities authorized hereby, including without limitation, the par value, designations, rights and restrictions, including preferences, the amount of any liquidation preference, the dividend rate and payment dates, redemption price or prices and terms, and conversion price and terms, and to approve a form of stock certificate evidencing shares of the Equity Securities and a Certificate of Designations, if appropriate, for purposes of amending the Certificate of Incorporation of the Corporation (the "Certificate") and is further authorized to approve the final terms, prices and conditions of the issuance and sale of the shares of the Equity Securities; and

     FURTHER RESOLVED that when the Equity Securities are issued, the same shall be fully paid and nonassessable;

     FURTHER RESOLVED that KeyCorp Shareholder Services, Inc. ("KeyCorp") or any other bank or trust company approved by the Chairman of the Board or any Vice President of the Corporation be, and it hereby is, appointed the Transfer
     Agent and Registrar for the Equity Securities (the "Transfer Agent"); and that the Transfer Agent be, and it hereby is, authorized and directed to countersign and record certificates for the Equity Securities, on its transfer records, to countersign as Registrar and to deliver certificates as instructed by the officers of the Corporation;

     FURTHER RESOLVED that the Chairman of the Board or any Vice President of the Corporation be, and each of them hereby is, authorized and directed to execute and deliver, or behalf of the Corporation and under its corporate seal attested by the Secretary or an Assistant Secretary of the Corporation, certificates representing the Equity Securities, including but not limited to one or more global certificates, containing such restrictive legends as are appropriate, and to replace lost, stolen, mutilated or destroyed certificates and all certificates required for exchange, substitution or transfer, all as provided in the Certificate and the By-Laws of the Corporation; and

     FURTHER RESOLVED that the signatures of the Chairman of the Board, any Vice President, the Secretary or any Assistant Secretary on the Certificates representing the Equity Securities shall be the manual or facsimile signatures of the present or any further persons holding such offices, notwithstanding the fact that at the time such certificates are signed or delivered the officer so executing or delivering shall have ceased to be the Chairman of the Board, Vice President, Secretary or Assistant Secretary, as the case may be.

IV.  ADDITIONAL AGREEMENTS, DOCUMENTS, CERTIFICATES, INSTRUMENTS;
     INDEMNIFICATION

     FURTHER RESOLVED that the officers of the Corporation be, and each of them hereby is, authorized to execute and deliver, on behalf of the Corporation, such other agreements, documents, certificates and instruments as may be required by any Fiduciary in connection with an Indenture or by any Sales Agent in connection with any offering or sale of Securities or as any of such officers may deem appropriate in connection with any issuance of any of the Securities; and

     FURTHER RESOLVED that, to the extent provided in any agreement or instrument executed on behalf of the Corporation by any such officer, (1) any Fiduciary or Sales Agent be, and it hereby is, authorized to rely and act upon, and shall be fully protected in relying and acting upon, any instructions received by it and signed by any officer of the Corporation, and to rely and act upon, and shall be fully protected in relying and acting upon, any assignment, power of attorney, certificate, order, instruction, notice or other instrument or paper reasonably believed by it to be genuine and duly authorized and properly executed, (2) the Corporation may reimburse any such Fiduciary or Sales Agent for all expenses incurred by it in the performance of it duties, and (3) the Corporation may indemnify and hold harmless each Fiduciary or Sales Agent from and against any and all claims, suits, damages, losses, expenses (including attorneys' fees and expenses) and liabilities which may be incurred by it or to which it may be subjected by reason of, or in connection with, its appointment and duties;

     That the officers of the Corporation be, and each of them hereby is, authorized to execute and deliver, on behalf of the Corporation, a written order to the appropriate Fiduciary directing such Fiduciary when Securities have been properly executed by the Corporation to authenticate them in such amount or quantities as shall have been determined by an authorized officer (as defined in the appropriate Indenture) with respect to Debt Securities, or by the Executive Committee, with respect to Equity Securities, to deliver such Securities and thereafter to authenticate and deliver such other Securities as may be necessary upon registration and transfer of, in exchange for, or in lieu of, any outstanding Securities.


V.   REGISTRATION OF SECURITIES

     RESOLVED that if (in the opinion of counsel to the Corporation) required by applicable law, or otherwise determined to be appropriate by any of such officers, the officers of the Corporation be, and each of them hereby is, authorized to execute and file with the Securities and Exchange Commission (the "Commission"), on behalf of the Corporation, one or more Registration Statements and any amendments including post-effective amendments to any such Registration Statement with respect to any Securities under the Securities Act of 1933, as amended, with such changes therein, additions thereto and deletions therefrom as the officers, or any of them, shall approve, such approval to be conclusively evidenced by the execution thereof, or to take such other action, as such officers or counsel of the Corporation deem appropriate in connection with the offering or sale of any Securities, including without limitation the qualification of any Indenture under the Trust Indenture Act of 1939, as amended, provided, however, that the maximum aggregate value of Securities authorized to be registered pursuant to these resolutions shall be $150,000,000 less the portion of any existing effective registration statement of the Corporation which is amended by post-effective amendment such that Securities may be offered and sold pursuant to such existing effective registration statement and such post-effective amendment is hereby authorized if (in the opinion of counsel to the Corporation) appropriate and permissible under existing law;

     FURTHER RESOLVED that Timothy J. Fretthold, Todd Walker, Robert A. Profusek, James E. O'Bannon, Edward H. Molter, and Wendy Dann Adato be, and each of them hereby is, appointed as attorney-in-fact for the Corporation, with full power of substitution and resubstitution, for the purpose of executing and filing any such Registration Statement and amendments thereto, and any such post-effective amendments, and the officers of the Corporation be, and each of them hereby is, authorized, on behalf of the Corporation, to execute such documents as such officers deem to be appropriate to evidence such appointment;

     FURTHER RESOLVED that the proper officers of the Corporation be, and each of them hereby is, authorized, on behalf of the Corporation, to take any action which any such officer deems to be appropriate to register or qualify the offer and sale of the Securities under the securities or blue sky laws of any and all states or other jurisdictions of the United States, including without limitation the execution, acknowledgment, verification, delivery and filing of consents to, and appointments of agents for, service of process, applications, reports, resolutions, prospectuses and other documents as may be appropriate in connection therewith, and to take any further action which they deem to be appropriate to maintain any such registration or qualification for as long as such officers deem to be necessary or appropriate; and

     FURTHER RESOLVED that if in connection with any of the foregoing a prescribed form of resolution of the Board or any Committee thereof is required to be filed on behalf of the Corporation, such resolution be, and it hereby is, adopted, and that the Secretary or any Assistant Secretary of the Corporation be, and he hereby is, authorized and directed to certify the adoption of any such resolution as though it was adopted at this meeting, all such resolutions to be inserted in the minute book and appropriately marked by the Secretary of the Corporation.

VI.  LISTING OF SECURITIES

     RESOLVED that the officers of the Corporation be, and each of them hereby is, authorized, on behalf of the Corporation, to prepare, execute and file with the New York Stock Exchange, Inc. or such other exchange as such officers may deem appropriate, a listing of the Securities, and to take such further action as such officers deem to be necessary or appropriate to secure such listing or listings, including, without limitation, the negotiation and execution of any required listing application, listing fee agreement or listing agreement.

     FURTHER RESOLVED that, if a prescribed form of resolution of the Board of Directors is required to be filed in connection with such listing on behalf of the Corporation, such resolution be, and it hereby is, adopted, and that the Secretary or an Assistant Secretary of the Corporation be, and he hereby is, authorized and directed to certify the adoption of any such resolution as though it was adopted at this meeting, all such resolutions to be inserted in the minute book and appropriately marked by the Secretary of the Corporation.

VII. GENERAL AUTHORITY

     RESOLVED that the officers of the Corporation be, and each of them hereby is, authorized to execute and deliver, on behalf of the Corporation, any and all other agreements, documents, filings, papers or instruments, to make any and all payments and to do or cause to be done any and all such acts and things as they deem to be appropriate in connection with the issuance of any Securities and/or to enable the Corporation to carry out the purposes and intent of the foregoing resolutions.


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